UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	600 West Chicago Avenue Suite 850 Chicago, Illinois	60610 (Zip Code)
(Address of principal executive offices)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On July 1, 2008, InnerWorkings, Inc. (the “Company”) announced that, effective July 16, 2008, Nicholas J. Galassi will resign as Chief Financial Officer of the Company. Mr. Galassi will continue with the Company as a non-executive employee through early August 2008.

(c)    On July 1, 2008, the Company announced the appointment of Joseph Busky as the Company’s Chief Financial Officer, effective July 16, 2008. From November 2006 to November 2007, Mr. Busky, age 40, served as Corporate Vice President, Chief Accounting Officer at Dade Behring, Inc. Upon the purchase of Dade Behring by Siemens Healthcare in November 2007, Mr. Busky assumed the role of Vice President, Corporate Controller for the Siemens Heathcare Diagnostics division. Previously, Mr. Busky served in various roles of increasing responsibility at Dade Behring, including as Vice President, Treasurer, Vice President, Corporate Controller, and Vice President, Corporate Planning. Before joining Dade Behring in 1997, Mr. Busky worked in the audit function of Price Waterhouse for nine years. Mr. Busky is a CPA with BBA in Accounting and MBA degrees from Loyola College.

In connection with his appointment, Mr. Busky entered into an Employment Agreement with the Company effective as of July 16, 2008 (the “Employment Agreement”). The Employment Agreement provides for Mr. Busky’s employment as the Company’s Chief Financial Officer through January 2, 2012, unless terminated earlier. Under the Employment Agreement, Mr. Busky will receive a base salary of not less than $350,000 per annum. The Employment Agreement also provides that Mr. Busky will be eligible for an annual performance bonus under the InnerWorkings Annual Incentive Plan. Mr. Busky’s annual target bonus amount will initially be equal to 30% of his base salary. The Company has also agreed to grant Mr. Busky a $250,000 cash signing bonus, which is repayable on a pro rata basis under certain circumstances. If Mr. Busky’s employment is terminated under certain circumstances, he is entitled to 12 months of continued salary and 24 months of accelerated vesting of his equity awards. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein. The Company has also agreed to grant Mr. Busky $1,600,000 in stock-based compensation, consisting of 50% in common stock options, which will vest ratably over a four-year period, and 50% in restricted shares of common stock, which also will vest ratably over a four-year period. These awards will also be subject to the Company’s standard terms and conditions for stock option and restricted stock grants.

A copy of the press release announcing Mr. Galassi’s resignation and Mr. Busky’s appointment as the Company’s Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement effective as of July 16, 2008 by and between Joseph Busky and InnerWorkings, Inc.

99.1	Press Release dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: July 8, 2008	By:	/s/ Steven E. Zuccarini
Name: Steven E. Zuccarini
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement effective as of July 16, 2008 by and between Joseph Busky and InnerWorkings, Inc.

99.1	Press Release dated July 1, 2008.